PRESS RELEASE - FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES THIRD QUARTER 2005 FINANCIAL RESULTS AND
ADJUSTED FFO OF $0.27 PER SHARE FOR THE THIRD QUARTER

TIMONIUM, MARYLAND - October 27, 2005 - Omega Healthcare Investors, Inc. (NYSE:OHI) today announced its results of operations for the quarter ended September 30, 2005. The Company also reported Funds From Operations (“FFO”) available to common stockholders for the three months ended September 30, 2005 of $8.2 million or $0.16 per common share. The $8.2 million of FFO available to common stockholders for the quarter includes the impact of a $5.5 million non-cash provision for impairment and $0.3 million of non-cash restricted stock amortization expense. FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”). Adjusted FFO, which excludes the impact of the non-cash provision for impairment and the non-cash restricted stock amortization expense, was $0.27 per common share for the three months ended September 30, 2005. For more information regarding FFO, see “FFO Results” below.

GAAP NET INCOME

The Company reported net income of $5.1 million and $16.7 million for the three and nine month periods ending September 30, 2005, respectively. The Company also reported net income available to common stockholders of $2.6 million, or $0.05 per diluted common share, and operating revenues of $26.0 million for the three months ended September 30, 2005. This compares to net income available to common stockholders of $5.1 million, or $0.11 per diluted common share, and operating revenues of $21.2 million for the same period in 2004.

THIRD QUARTER 2005 RESULTS

Operating Revenues and Expenses - Operating revenues for the three months ended September 30, 2005 were $26.0 million. Operating expenses for the three months ended September 30, 2005 totaled $13.9 million, comprised of $6.2 million of depreciation and amortization expense, $2.0 million of general and administrative expenses, a non-cash provision for impairment of $5.5 million and $0.3 million of restricted stock amortization. The $5.5 million provision for impairment charge was recorded to reduce the carrying value of three facilities to their estimated fair value.

Other Expenses - Other expenses for the three months ended September 30, 2005 were $8.2 million and were comprised of $7.7 million of interest expense and $0.5 million of non-cash interest expense.
Funds From Operations - For the three months ended September 30, 2005, reportable FFO available to common stockholders was $8.2 million, or $0.16 per common share, compared to $10.5 million, or $0.22 per common share, for the same period in 2004. The $8.2 million of FFO for the quarter includes the impact of: i) $5.5 million of non-cash provision for impairment charges; and ii) $0.3 million of non-cash restricted stock amortization associated with the Company’s issuance of restricted stock grants to executive officers during 2004. However, when excluding the provision for impairment charge and the restricted stock amortization expense in 2005, as well as, certain other non-recurring expense items in 2004, adjusted FFO was $13.9 million, or $0.27 per common share, compared to $10.8 million, or $0.23 per common share, for the same period in 2004. For further information, see the attached “Funds From Operations” schedule and notes.

Asset Sales - On August 1, 2005, the Company sold 50.4 acres of undeveloped land, located in Ohio, for net cash proceeds of approximately $1 million. The sale resulted in an accounting gain of approximately $0.7 million.

On July 29, 2005, the Company received notice from AHC Properties, Inc. (“Alterra”) of its intent to exercise its option to purchase six assisted living facilities (“ALFs”) for approximately $20.4 million. The ALFs are currently leased to Alterra in a master lease with annual revenue of approximately $1.7 million. The closing of this transaction is scheduled for the fourth quarter of 2005, subject to closing conditions typical in real estate transactions. At September 30, 2005, the net book value of these facilities was approximately $15.4 million.

On June 23, 2005, a $1.0 million deposit related to an agreement to sell a skilled nursing facility (“SNF”) in Florida was received into escrow on the Company’s behalf. On July 26, 2005, an additional $0.5 million deposit was received into escrow. The purchase price of the facility is $14.5 million. The closing is scheduled for the fourth quarter of 2005. The due diligence period has expired and the deposits are not refundable unless the Company breaches its obligations under the purchase agreement. At September 30, 2005, the net book value of the facility was approximately $8.2 million.

DIVIDENDS

Common Dividends - On October 18, 2005, the Company’s Board of Directors announced a common stock dividend of $0.22 per share to be paid November 15, 2005 to common stockholders of record on October 31, 2005. At the date of this release, the Company had approximately 51 million outstanding common shares.

Series D Preferred Dividends - On October 18, 2005, the Company’s Board of Directors declared the regular quarterly dividends for its 8.375% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”) to stockholders of record on October 31, 2005. The stockholders of record of the Series D Preferred Stock on October 31, 2005 will be paid dividends in the amount of $0.52344 per preferred share on November 15, 2005. The liquidation preference for the Company’s Series D Preferred Stock is $25.00 per share. Regular quarterly preferred dividends for the Series D Preferred Stock represent dividends for the period August 1, 2005 through October 31, 2005.

2005 ADJUSTED FFO GUIDANCE AFFIRMED

The Company affirmed its guidance for 2005 adjusted FFO available to common stockholders to $1.04 per common share.

The Company's adjusted FFO guidance (and related GAAP earnings projections) for 2005 excludes the future impacts of gains and losses on the sales of assets, additional divestitures, certain one-time revenue and expense items, capital transactions, and restricted stock amortization expense.

Reconciliation of the adjusted FFO guidance to the Company's projected GAAP earnings is provided on a schedule attached to this Press Release. The Company may, from time to time, update its publicly announced FFO guidance, but it is not obligated to do so.

The Company's adjusted FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

CONFERENCE CALL

The Company will be conducting a conference call on Thursday, October 27, 2005, at 10 a.m. EDT to review the Company’s 2005 third quarter results and current developments. To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page. Webcast replays of the call will be available on the Company’s website for two weeks following the call.

* * * * * *

The Company is a Real Estate Investment Trust investing in and providing financing to the long-term care industry. At September 30, 2005, the Company owned or held mortgages on 216 SNFs and ALFs with approximately 22,407 beds located in 28 states and operated by 38 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
________________________

This announcement includes forward-looking statements. All forward-looking statements included herein are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 or in releases by the Securities and Exchange Commission, all of which may be amended from time to time. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of the Company’s operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages, and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) competition in the financing of healthcare facilities; and (vii) other factors identified in the Company’s filings with the Securities and Exchange Commission.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	September 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Real estate properties
Land and buildings at cost	$869,382	$808,574
Less accumulated depreciation	(151,410)	(153,379)
Real estate properties - net	717,972	655,195
Mortgage notes receivable - net	43,506	118,058
	761,478	773,253
Other investments - net	25,270	29,699
	786,748	802,952
Assets held for sale - net	23,624	—
Total investments	810,372	802,952

Cash and cash equivalents	768	12,083
Accounts receivable - net	4,778	5,582
Other assets	12,992	12,733
Operating assets for owned properties	—	213
Total assets	$828,910	$833,563

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving line of credit	$80,700	$15,000
Unsecured borrowings	360,000	360,000
Premium on unsecured borrowings	1,219	1,338
Other long-term borrowings	2,800	3,170
Accrued expenses and other liabilities	22,294	21,067
Operating liabilities for owned properties	374	508
Total liabilities	467,387	401,083

Stockholders’ equity:
Preferred stock	118,488	168,488
Common stock and additional paid-in-capital	601,336	597,780
Cumulative net earnings	207,694	191,013
Cumulative dividends paid	(522,206)	(480,292)
Cumulative dividends - redemption	(43,067)	(41,054)
Unamortized restricted stock awards	(1,452)	(2,231)
Accumulated other comprehensive loss	730	(1,224)
Total stockholders’ equity	361,523	432,480
Total liabilities and stockholders’ equity	$828,910	$833,563

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues
Rental income	$23,962	$17,201	$67,862	$49,742
Mortgage interest income	1,221	3,224	4,417	9,926
Other investment income - net	670	597	1,778	1,757
Miscellaneous	141	202	4,453	623
Total operating revenues	25,994	21,224	78,510	62,048

Expenses
Depreciation and amortization	6,230	4,858	18,052	14,393
General and administrative	1,950	1,947	5,614	5,733
Restricted stock expense	285	279	856	279
Provisions for impairment on real estate properties	5,454	-	9,154	-
Provisions for uncollectible mortgages, notes and accounts receivable	-	-	83	-
Leasehold expiration expense	-	-	750	-
Total operating expenses	13,919	7,084	34,509	20,405

Income before other income and expense	12,075	14,140	44,001	41,643
Other income (expense):
Interest and other investment income	25	7	90	103
Interest	(7,709)	(5,873)	(21,431)	(16,319)
Interest - amortization of deferred financing costs	(539)	(479)	(1,570)	(1,359)
Interest - refinancing costs	-	-	-	(19,106)
Provisions for impairment on equity securities	-	-	(3,360)	-
Owned and operated professional liability claims	-	-	-	(3,000)
Adjustment of derivatives to fair value	-	-	-	256
Total other expense	(8,223)	(6,345)	(26,271)	(39,425)

Income from continuing operations	3,852	7,795	17,730	2,218
Gain (loss) from discontinued operations	1,267	847	(1,049)	2,063
Net income	5,119	8,642	16,681	4,281
Preferred stock dividends	(2,481)	(3,559)	(8,904)	(12,248)
Preferred stock conversion and redemption charges	-	-	(2,013)	(41,054)
Net income (loss) available to common	$2,638	$5,083	$5,764	$(49,021)

Income (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.03	$0.09	$0.13	$(1.14)
Net income (loss)	$0.05	$0.11	$0.11	$(1.09)
Diluted:
Income (loss) from continuing operations	$0.03	$0.09	$0.13	$(1.14)
Net income (loss)	$0.05	$0.11	$0.11	$(1.09)

Dividends declared and paid per common share	$0.22	$0.18	$0.63	$0.53

Weighted-average shares outstanding, basic	51,187	46,552	51,050	44,798
Weighted-average shares outstanding, diluted	51,479	47,134	51,386	44,798

Components of other comprehensive income:
Net income	$5,119	$8,642	$16,681	$4,281
Unrealized gain (loss) on investments and hedging contracts	730	(708)	730	2,015
Total comprehensive income	$5,849	$7,934	$17,411	$6,296

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Net income (loss) available to common stockholders	$2,638	$5,083	$5,764	$(49,021)
Add back loss (deduct gain) from real estate dispositions	(710)	—	3,492	488
Sub-total	1,928	5,083	9,256	(48,533)
Elimination of non-cash items included in net income (loss):
Depreciation and amortization	6,275	5,394	19,068	16,005
Funds from operations available to common stockholders	$8,203	$10,477	$28,324	$(32,528)

Weighted-average common shares outstanding, basic	51,187	46,552	51,050	44,798
Effect of restricted stock awards	111	3	73	3
Assumed exercise of stock options	181	579	263	733
Weighted-average common shares outstanding, diluted	51,479	47,134	51,386	45,534

Fund from operations per share available to common stockholders	$0.16	$0.22	$0.55	$(0.73)

Adjusted funds from operations:
Funds from operations available to common stockholders	$8,203	$10,477	$28,324	$(32,528)
Deduct/add legal settlements	—	—	—	3,000
Deduct adjustment of derivatives to fair value	—	—	—	(256)
Deduct revenue from prepayment penalty/administration fee	—	—	(4,059)	—
Add back restricted stock amortization expense	285	279	856	279
Add back non-cash preferred stock conversion/redemption charges	—	—	2,013	41,054
Add back credit facility exit fee	—	—	—	6,378
Add back leasehold expiration expense	—	—	750	—
Add back non-cash provision for impairments on real estate properties	5,454	—	9,154	—
Add back non-cash provision for impairments on equity securities	—	—	3,360	—
Add back provisions for uncollectible mortgages, notes and accounts receivable	—	—	83	—
Add back write-off of deferred financing charges	—	—	—	12,728
Adjusted funds from operations available to common stockholders	$13,942	$10,756	$40,481	$30,655

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure. For purposes of the Securities and Exchange Commission’s (“SEC”) Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We calculate and report FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization. FFO available to common stockholders is further adjusted for the effect of restricted stock awards and the exercise of in-the-money stock options. We believe that FFO is an important supplemental measure of our operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

Adjusted FFO is calculated as FFO available to common stockholders less one-time revenue and expense items. The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company's computation of adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The Company uses FFO as one of several criteria to measure operating performance of our business. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of our financial statements in analyzing our performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

In February 2004, NAREIT informed its member companies that it was adopting the position of the SEC with respect to asset impairment charges and would no longer recommend that impairment write-downs be excluded from FFO. In the tables included in this press release, we have applied this interpretation and have not excluded asset impairment charges in calculating our FFO. As a result, our FFO may not be comparable to similar measures reported in previous disclosures. According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of this interpretation of FFO. Therefore, a comparison of our FFO results to another company's FFO results may not be meaningful.

The following table presents a range of the Company’s projected FFO per common share for 2005:

Per diluted share:
Net income available to common stockholders	$0.32
Adjustments:
Depreciation and amortization	0.48
Funds from operations available to common stockholders	$0.80

Adjustments:
Provision for impairment on real estate properties	0.18
Provision for impairment on equity securities	0.06
Lease expiration expense accrual	0.01
Provision for uncollectible notes receivable	0.00
One-time revenue items	(0.08)
Restricted stock expense	0.02
Series B preferred stock redemption	0.04
Adjusted funds from operations available to common stockholders	$1.04

The following table summarizes the results of operations of facilities sold or held for sale during the three and nine months ended September 30, 2005 and 2004, respectively.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	(In thousands)		(In thousands)
Revenues
Rental income	$602	$1,371	$3,434	$4,122
Other income	—	12	24	41
Subtotal revenues	602	1,383	3,458	4,163
Expenses
Depreciation and amortization	45	536	1,015	1,612
Subtotal expenses	45	536	1,015	1,612

Income before loss on sale of assets	557	847	2,443	2,551
Gain (loss) on assets sold - net	710	—	(3,492)	(488)
Gain (loss) from discontinued operations	$1,267	$847	$(1,049)	$2,063

The following tables present selected portfolio information, including operator and geographic concentrations and revenue maturities, for the period ending September 30, 2005.

Portfolio Composition ($000's)

Balance Sheet Data	# of Properties	# Beds	Investment	% Investment
Real Property	188	20,172	$893,006	95%
Loans Receivable	28	2,235	43,506	5%
Total Investments	216	22,407	$936,512	100%

Investment Data	# of Properties	# Beds	Investment	% Investment	Investment per Bed
Skilled Nursing Facilities	202	21,686	$882,440	94%	$41
Assisted Living Facilities	12	551	30,637	3%	56
Rehab and LTAC Hospitals	2	170	23,435	3%	138
	216	22,407	$936,512	100%	$42

Revenue Composition ($000's)

Revenue by Investment Type	Three Months Ended		Nine Months Ended
	September 30, 2005		September 30, 2005
Rental Property	$23,962	93%	$67,862	92%
Mortgage Notes	1,221	5%	4,417	6%
Other Investment Income	670	2%	1,778	2%
	$25,853	100%	$74,057	100%

Revenue by Facility Type	Three Months Ended		Nine Months Ended
	September 30, 2005		September 30, 2005
Assisted Living Facilities	$705	3%	$2,275	3%
Skilled Nursing Facilities	24,478	95%	70,004	95%
Other	670	2%	1,778	2%
	$25,853	100%	$74,057	100%

Operator Concentration ($000's)

Concentration by Investment	# of Properties	Investment	% Investment
Sun Healthcare Group, Inc.	30	$149,958	16%
Advocat, Inc.	33	104,417	11%
Guardian	16	80,200	9%
Essex	13	79,354	8%
CommuniCare	8	76,642	8%
Remaining Operators	116	445,941	48%
	216	$936,512	100%

Geographic Concentration ($000's)

Concentration by Region	# of Properties	Investment	% Investment
South	90	$381,097	41%
Midwest	65	238,447	25%
Northeast	29	188,344	20%
West	32	128,624	14%
	216	$936,512	100%

Concentration by State	# of Properties	Investment	% Investment
Ohio	27	$162,667	17%
Florida	19	119,851	13%
Pennsylvania	16	101,090	11%
California	18	63,721	7%
Texas	18	59,304	6%
Remaining States	118	429,879	46%
	216	$936,512	100%

Revenue Maturities ($000's)

Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue (1)	Current Interest Revenue (1)	Lease and Interest Revenue	%
	2005	$1,260	$-	$1,260	1.3%
	2006	-	3,051	3,051	3.1%
	2007	363	145	508	0.5%
	2008	877	-	877	0.9%
	2009	445	-	445	0.5%
	Thereafter	88,726	2,897	91,623	93.7%
		$91,671	$6,093	$97,764	100%

Note: (1) Based on '05 contractual rents & interest (no annual escalators)

Selected Facility Data
TTM ending 6/30/05				Coverage Data
		% Payor Mix		Before	After
	Census	Private	Medicare	Mgmt. Fees	Mgmt. Fees
All Healthcare Facilities	81.7%	11.8%	12.7%	1.9 x	1.4 x

The following tables present selected financial information, including leverage and interest coverage ratios, as well as a debt maturity schedule for the period ending September 30, 2005.

Current Capitalization ($000's)
	Outstanding Balance*	%
Borrowings Under Bank Lines	$80,700	10%
Long-Term Debt Obligations	362,800	45%
Stockholder's Equity	361,523	45%
Total Book Capitalization	$805,023	100%
*Excludes premium of $1.2 million from sale on October 29, 2004 of $60 million of 7.00% Notes due 2014.

Leverage & Performance Ratios

Debt / Total Book Cap	55%
Debt / Total Market Cap	35%
Interest Coverage:
Third quarter 2005	2.92 x

Debt Maturities ($000's)		Secured Debt
	Year	Lines of Credit (1)	Other	Senior Notes	Total
	2005	$-	$-	$-	$-
	2006	-	-	-	-
	2007	-	-	100,000	100,000
	2008	200,000	-	-	200,000
	Thereafter	-	2,800	260,000	262,800
		$200,000	$2,800	$360,000	$562,800

Note: (1) Reflected at 100% capacity.

The following table presents investment activity for the three- and nine-month periods ending September 30, 2005.

Investment Activity ($000's)
	Three Months Ended		Nine Months Ended
	September 30, 2005		September 30, 2005
	$ Amount	%	$ Amount	%
Funding by Investment Type:
Real Property	$-	0%	$117,200	100%
Mortgages	-	0%	-	0%
Other	-	0%	-	0%
Total	$-	0%	$117,200	100%